As filed with the Securities and Exchange Commission on January 9, 2015

Registration No. 333-31021

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MANPOWERGROUP INC.

(Exact Name of Registrant as Specified in Charter)

Wisconsin	39-1672779
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

100 Manpower Place
Milwaukee, Wisconsin	53212
(Address of Principal Executive Offices)	(Zip Code)

Manpower 1991 Directors Stock Option Plan

 (Full Title of Plan)

Richard Buchband

Senior Vice President, General Counsel and Secretary

ManpowerGroup Inc.

100 Manpower Place

Milwaukee, Wisconsin  53212

(414) 961-1000

(Name, address and telephone number, including area code, of agent for service)

With copy to:

Dennis F. Connolly

Godfrey & Kahn, S.C.

780 N. Water Street

Milwaukee, Wisconsin  53202

(414) 273-3500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐	Non-accelerated filer	☐	Smaller reporting company	☐

(Do not check if a smaller reporting company)

EXPLANATORY NOTE

ManpowerGroup Inc. (the “Company”) is filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to deregister certain securities originally registered by the Company pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 10, 1997 (Registration Statement No. 333-31021) with respect to shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), thereby registered for issuance pursuant to the Manpower 1991 Directors Stock Option Plan (the “Plan”).  The Company hereby deregisters 102,473 shares of Common Stock, which represent the shares that remained unissued under the Plan as of the date of this filing.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on January 9, 2015.

MANPOWERGROUP INC.

By: /s/ Richard Buchband

Richard Buchband

Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Jonas Prising Jonas Prising	Chief Executive Officer and Director (Principal Executive Officer)	January 9, 2015

/s/ Michael J. Van Handel Michael J. Van Handel	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 9, 2015

Directors:

Marc J. Bolland, Gina R. Boswell, Cari M. Dominguez, William Downe, Patricia A. Hemingway-Hall, Jeffrey A. Joerres, Roberto Mendoza, Ulice Payne, Jr., Jonas Prising, Paul Read, Elizabeth P. Sartain, John R. Walter, Edward J. Zore.

*By: /s/ Richard Buchband Richard Buchband	As Attorney-in-Fact*	Date: January 9, 2015

*Pursuant to authority granted by powers of attorney, copies of which are filed herewith.

Exhibit Index

Exhibit No.	Description

24	Power of Attorney